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                                                                  Exhibit (d)(5)

                     Form of Instrument Of Grant Pursuant To
                        The N2H2, Inc. Stock Option Plan

                          N2H2, INC. STOCK OPTION PLAN

                               INSTRUMENT OF GRANT

                                  CONFIDENTIAL


================================================================================
                          NOTICE OF STOCK OPTION GRANT
================================================================================

OPTIONEE INFORMATION


Last Name:     _______________________________

First Name:    _______________________________

Account ID:    _______________________________


GRANT INFORMATION

Grant Date:

No. Shares:   ___________________

Option Price: ___________________ (100% of fair market value on grant date)

Option Plan:  ___________________

Vest Schedule: __________________

Option Type:   __________________

Reason for Grant:


APPROVALS


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HUMAN RESOURCES                                    EXECUTIVE OFFICER



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